UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2005

IMPCO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15143	91-1039211
(Commission File Number)	(IRS Employer Identification No.)

16804 Gridley Place
Cerritos, California 90703
(Address of principal executive offices) (Zip Code)

(562) 860-6666
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As disclosed in the Registrant's Form 8-K filed November 17, 2005, the Registrant had received a notice from The Nasdaq Stock Market Inc. ("Nasdaq") that the Registrant’s securities were subject to potential delisting due to the fact that it was not in compliance with the periodic filing requirement under Nasdaq Marketplace Rule 4310(c)(14) as a result of the Registrant's failure to file its Quarterly Report on Form 10-Q for the third quarter ended September 30, 2005 (the "Form 10-Q") by the prescribed filing date.

The Registrant filed its Form 10-Q on November 21, 2005 and, on that same date, received a notice from Nasdaq confirming that the Registrant is now in compliance with the standards set forth under Nasdaq Marketplace Rule 4310(c)(14) for continued listing on Nasdaq based on the Registrant's filing of its Form 10-Q. As a result of the Registrant's compliance with this rule, Nasdaq further notified the Registrant that the fifth character "E" will be removed from its trading symbol "IMCO" at the opening of business on November 23, 2005.

A copy of the Registrant’s press release announcing the receipt of the compliance notice is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release of IMPCO Technologies, Inc. dated November 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

Date: November 21, 2005	By:	/s/ Thomas M. Costales
Thomas M. Costales Chief Financial Officer and Treasurer